Exhibit 99.1

ALLERGAN REPORTS THIRD QUARTER OPERATING RESULTS

•	Total Product Net Sales Increased 31 Percent for the Third Quarter

•	Board of Directors Declares Third Quarter Dividend

•	Allergan Enters into Agreement to Acquire Groupe Corneal Laboratoires

(IRVINE, Calif., November 1, 2006) — Allergan, Inc. (NYSE: AGN) today announced operating results for the third quarter ended September 29, 2006. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.10 per share, payable on December 7, 2006 to stockholders of record on November 10, 2006.
Operating Results
For the quarter ended September 29, 2006:
•	Allergan’s total product net sales were $791.7 million, which includes $116.3 million of product net sales acquired in connection with the Inamed acquisition. Total product net sales increased 30.6 percent, or 29.5 percent at constant currency, compared to total product net sales in the third quarter of 2005.

•	Pharmaceutical net sales (excluding product sales acquired in connection with the Inamed acquisition) increased 11.5 percent, or 10.4 percent at constant currency, compared to pharmaceutical net sales in the third quarter of 2005. Pharmaceutical net sales increased 13.4 percent, or 12.2 percent at constant currency, compared to pharmaceutical net sales in the third quarter of 2005 adjusted to exclude BOTOX® sales in Japan as a result of Allergan’s development and promotion arrangement with GlaxoSmithKline (GSK). A reconciliation of the adjustments made from pharmaceutical product net sales reported in accordance with United States Generally Accepted Accounting Principles (GAAP) to adjusted pharmaceutical product net sales is contained in the financial tables of this press release.

•	Allergan reported $0.70 diluted earnings per share compared to the $1.12 diluted earnings per share reported for the third quarter of 2005. In accordance with GAAP, Allergan began implementing Statement of Financial Accounting Standards No. 123 (revised 2004), Shared-Based Payment (FAS 123R) in the first quarter of 2006. The reported $0.70 diluted earnings per share includes a $0.05 per share expense related to the effect of expensing stock options in accordance with FAS 123R and also includes the following:
°	purchase accounting adjustments related to inventory associated with the Inamed acquisition;

°	merger-related integration and transition costs and income taxes related to the transfer of an intercompany equity interest associated with the Inamed acquisition;

°	amortization of acquired intangible assets associated with the Inamed acquisition;
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¡	the incurrence of restructuring charges, primarily related to the Inamed acquisition and the streamlining of Allergan’s research and development and select commercial activities throughout Europe;

¡	the incurrence of transition and duplicate operating expenses related to the streamlining activities throughout Europe mentioned above;

¡	a contribution to The Allergan Foundation reported in selling, general and administrative expense;

¡	the reversal of interest expense related to resolution of uncertain tax positions;

¡	an unfavorable income tax adjustment for a previously filed income tax return currently under examination;

¡	a decrease in the amount of income taxes previously estimated for the 2005 repatriation of foreign earnings that had been permanently re-invested outside the United States;

¡	the reversal of the valuation allowance against a deferred tax asset that Allergan has determined is now realizable. As a result of this determination, Allergan has filed a refund claim for a prior year with the United States Internal Revenue Service (IRS); and

¡	the effect of an unrealized gain on the mark-to-market adjustment to foreign currency derivative instruments.
The items above included in diluted earnings per share total $38.4 million, which consist of $81.5 million pre-tax, less $43.1 million related to the provision for income taxes.
•	The pre-tax costs related to expensing stock options included in Allergan’s statement of operations for the three months ended September 29, 2006 are allocated as follows: $0.7 million to cost of sales, $7.8 million to selling, general and administrative expense and $2.6 million to research and development expense. Allergan’s results of operations for the comparable three months ended September 30, 2005 do not include any costs related to expensing stock options.

•	As discussed in Allergan’s second quarter 2006 earnings release, amortization of acquired intangible assets is now reported on a separate line in Allergan’s statement of operations. This line consists of both the amortization related to intangible assets associated with the Inamed acquisition, as well as the amortization of other intangible assets previously reported in cost of sales, selling, general and administrative expense, and research and development expense. To assist in year-over-year comparisons, Allergan has provided the historical detail of the previously reported amortization of acquired intangible assets in the financial tables of this press release. As a result of this change to the statement of operations, Allergan will no longer report product gross profit.

•	Allergan’s adjusted diluted earnings per share were $0.95, representing a 14.5 percent increase compared to adjusted diluted earnings per share of $0.83 reported for the third quarter of 2005. Adjusted diluted earnings per share of $0.95 include a $0.05 per share expense related to the effect of expensing stock options in accordance with FAS 123R. Adjusted diluted earnings per share for the third quarter of 2006 exclude the items outlined above and a reconciliation of the adjustments made from earnings per share reported in accordance with GAAP to adjusted diluted earnings per share is contained in the financial tables of this press release.
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“Strong organic double digit sales growth continues on a broad basis in our ophthalmology and BOTOX® businesses,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are pleased with the progress and completion of a substantial part of the integration of Inamed which is now part of our newly established Allergan Medical division. The Inamed products have even greater potential than we had originally estimated.”
Product and Pipeline Update
During the third quarter of 2006:
•	On September 26, 2006, Allergan announced the launch of its ‘next-generation’ hyaluronic acid dermal filler products, JUVÉDERM™ ULTRA and JUVÉDERM™ ULTRA PLUS, through an experience trial involving a group of physicians with expertise in facial aesthetics, in advance of nationwide product availability expected in January 2007.

•	In September, Allergan began shipping OPTIVE™ lubricant eye drops in the United States. OPTIVE™ is a technologically-advanced artificial tear featuring a dual-action formula that lubricates and hydrates dry eyes.

•	GSK submitted its first Japan New Drug Application for a BOTOX® indication. Achieving this milestone demonstrates excellent co-development progress with our GSK partner.
Following the end of the third quarter of 2006:
•	On October 5, 2006, Allergan announced completion of the integration of Inamed’s commercial and research and development operations, uniting the companies’ facial aesthetics, breast aesthetics and obesity intervention product portfolios under the Allergan name and within a newly established corporate division, Allergan Medical.

•	On October 20, 2006, Allergan announced that Health Canada granted a medical device license with conditions to sell and market INAMED® Silicone-Filled Breast Implants, including the INAMED® Round, Smooth and Textured Silicone-Filled Breast Implants and INAMED® Style 410 Shaped and Textured Silicone-Filled Breast Implants, for use in breast augmentation, reconstruction and revision surgery.

•	GSK launched BOTOX® in China for blepharospasm and hemifacial spasm, for the first time, bringing BOTOX® treatment to the many patients in this country suffering from these debilitating neuromuscular conditions.

•	On November 1, 2006, Allergan is announcing that it has entered into an agreement to acquire Groupe Corneal Laboratoires for approximately 170 million Euros. The acquisition consideration will be all cash and the transaction is expected to close during the first quarter of 2007. Estimates of one time costs will be provided upon the transaction closing. Allergan will not change financial guidance for 2006 or 2007 based on the transaction. Allergan will continue the process started by Groupe Corneal Laboratoires of separating the aesthetic and ophthalmic surgical businesses, with the intention of divesting the ophthalmic surgical business acquired in connection with the transaction as an independent company. The transaction will provide Allergan with the following:
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°	Worldwide rights to JUVÉDERM™ and a range of hyaluronic acid dermal fillers. Specifically, the transaction will expand Allergan’s exclusive rights to market JUVÉDERM™ and other products from the Groupe Corneal Laboratoires in the United States, Canada and Australia to all countries worldwide.

°	Control over the manufacturing process and all future development of JUVEDERM™, and will enable Allergan to gain additional expertise and intellectual property to further develop next generation dermal fillers.
On September 20, 2006, Allergan stockholders approved an amendment to Allergan’s restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 300 million to 500 million.
Outlook
For the full year of 2006:
•	Allergan is increasing:
°	Total product net sales guidance to between $2,975 million and $3,015 million.

°	The expected range of pharmaceutical product net sales to between $2,610 million and $2,620 million. Pharmaceutical product net sales exclude sales of products acquired in connection with the Inamed acquisition.

°	The expected range of LUMIGAN® product net sales to between $310 million and $325 million.

°	The expected range of BOTOX® product net sales to between $950 million and $960 million (excluding BOTOX® sales in Japan as a result of Allergan’s development and promotion arrangement with GSK). To assist in year-over-year BOTOX® sales growth comparisons, Allergan has provided 2005 and 2004 quarterly BOTOX® net sales in Japan in the financial tables of this press release.

°	The expected range of obesity intervention product net sales to between $140 million and $150 million.
•	Allergan is tightening the expected range of breast aesthetics product net sales to between $180 million and $190 million.

•	Allergan is decreasing the expected range of RESTASIS® product net sales to between $265 million and $275 million.

•	All other product net sales guidance provided on August 2, 2006 remains unchanged.

•	Other revenue guidance remains unchanged at between $50 million and $60 million, which consists of other revenue associated with the development and promotion arrangement with GSK and other various contractual and royalty agreements.
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•	Full year guidance for amortization of acquired intangible assets remains unchanged at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed acquisition. As discussed earlier in this press release, amortization of acquired intangible assets is now reported on a separate line in our statement of operations. As a result of this change to the statement of operations, Allergan will no longer provide product gross profit guidance. Cost of sales ratio to product net sales is expected to be between 17.5% and 18.0%.

•	Selling, General and Administrative ratio to product net sales guidance remains unchanged at between 41% and 42%.

•	Research and Development ratio to product net sales guidance remains unchanged at approximately 16%.

•	Allergan is increasing adjusted diluted earnings per share guidance to between $3.63 and $3.66, which includes a $0.20 per share expense related to the estimated effect of expensing stock options in accordance with FAS 123R. Adjusted diluted earnings per share guidance excludes non-GAAP adjustments to diluted earnings per share, including the following items:
°	purchase accounting adjustments related to inventory and in-process research and development associated with the Inamed acquisition;

°	merger-related integration and transition costs and income taxes associated with the Inamed acquisition;

°	amortization of acquired intangible assets associated with the Inamed acquisition;

°	restructuring activities and transition and duplicate operating expenses;

°	a contribution to The Allergan Foundation;

°	the reversal of interest expense related to resolution of uncertain tax positions;

°	an unfavorable income tax adjustment for a previously filed income tax return currently under examination;

°	a decrease in the amount of income taxes previously estimated for the 2005 repatriation of foreign earnings that had been permanently re-invested outside the United States;

°	the reversal of the valuation allowance against a deferred tax asset that Allergan has determined is now realizable. As a result of this determination, Allergan has filed a refund claim for a prior year with the IRS;

°	the resolution of uncertain tax positions due to completion of the IRS examination for tax years 2000 through 2002;

°	the favorable recovery of previously paid state income taxes;

°	the reversal of estimated interest income and expense related to previously paid state income taxes and tax settlements;

°	the incurrence of accrued costs for a previously disclosed contingency involving non-income taxes in Brazil related to a longstanding administrative matter for the payment of certain sales taxes for years prior to 2000, for which Allergan management determined it is probable that Allergan could sustain a liability for unpaid taxes, including interest and penalties; and
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¡	the effect of the unrealized gain/loss on the mark-to-market adjustment to foreign currency derivative instruments.
A reconciliation of the adjustments made from GAAP diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this press release.
•	Diluted shares outstanding guidance remains unchanged at between approximately 149 million and 151 million.

•	Allergan’s estimate for the effective tax rate on adjusted earnings remains unchanged at approximately 28%.
For the fourth quarter of 2006, Allergan estimates:
•	Total product net sales between $780 million and $820 million (which includes combined Allergan and Allergan Medical (Inamed) product net sales).

•	Adjusted diluted earnings per share between $0.99 and $1.02, which includes a $0.05 per share expense related to the estimated effect of expensing stock options in accordance with FAS 123R discussed above. Adjusted diluted earnings per share guidance excludes non-GAAP adjustments to diluted earnings per share, including the following items:
¡	merger related integration and transition costs and income taxes associated with the Inamed acquisition; and

¡	amortization of acquired intangible assets associated with the Inamed acquisition.
A reconciliation of the adjustments made from GAAP diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this press release.
Forward-Looking Statements
In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. This press release also contains forward-looking statements regarding the proposed business combination between Allergan and Groupe Corneal Laboratoires, and the anticipated consequences and benefits of such transaction. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician
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acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Risks and uncertainties relating to the proposed transaction between Allergan and Groupe Corneal Laboratoires include: that required regulatory approvals will not be obtained in a timely manner, if at all; that the anticipated benefits and synergies of the transaction will not be realized; that the integration of Groupe Corneal Laboratoires’ operations with Allergan will be materially delayed or will be more costly or difficult than expected; and that the proposed transaction will not be consummated. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2005 Form 10-K and Allergan’s Form 10-Q for the period ended June 30, 2006. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
With more than 55 years of experience providing high-quality, science-based products, Allergan, Inc., with headquarters in Irvine, California, discovers, develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics, obesity intervention and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
® Marks owned by Allergan, Inc.
JUVEDERM™ is a trademark of LEA Derm
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	September 29, 2006				September 30, 2005
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$791.7	$—		$791.7	$606.1	$—		$606.1
Other revenues	15.1	—		15.1	5.4	—		5.4

	806.8	—		806.8	611.5	—		611.5

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	167.7	(24.1	)(a)(b)	143.6	94.2	(0.1	)(j)	94.1
Selling, general and administrative	364.0	(33.6	)(a)(c)(d)	330.4	243.0	12.8	(j)(k)	255.8
Research and development	120.4	(0.1	)(c)	120.3	109.5	(3.5	)(j)(l)	106.0
Amortization of acquired intangible assets	24.9	(19.6	)(e)	5.3	5.1	—		5.1
Restructuring charges	8.6	(8.6	)(f)	—	(0.1)	0.1	(m)	—

Operating income	121.2	86.0		207.2	159.8	(9.3)		150.5

Non-operating income (expense)
Interest income	12.8	—		12.8	11.4	(2.1	)(n)	9.3
Interest expense	(11.9)	(4.3	)(g)	(16.2)	1.6	(6.5	)(n)	(4.9)
Unrealized (loss) gain on derivative instruments, net	0.2	(0.2	)(h)	—	(0.2)	0.2	(h)	—
Gain on investments	0.1	—		0.1	0.8	(0.8	)(o)	—
Other, net	(1.7)	—		(1.7)	(0.8)	—		(0.8)

	(0.5)	(4.5)		(5.0)	12.8	(9.2)		3.6

Earnings before income taxes and minority interest	120.7	81.5		202.2	172.6	(18.5)		154.1

Provision for income taxes	14.3	43.1	(i)	57.4	19.9	23.0	(p)	42.9
Minority interest	—	—		—	2.2	(3.1	)(q)	(0.9)

Net earnings	$106.4	$38.4		$144.8	$150.5	$(38.4)		$112.1

Net earnings per share:
Basic	$0.71			$0.96	$1.15			$0.86

Diluted	$0.70			$0.95	$1.12			$0.83

Weighted average number of common shares outstanding:
Basic	150.9			150.9	131.0			131.0
Diluted	152.5			152.5	134.7			134.7

Selected ratios as a percentage of product net sales

Selling, general and administrative	46.0%			41.7%	40.1%			42.2%
Research and development	15.2%			15.2%	18.1%			17.5%

(a)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.2 million and Selling, general and administrative expense of $4.9 million

(b)	Inamed fair-market value inventory adjustment roll out of $23.9 million

(c)	Transition/duplicate operating expenses, consisting of Selling, general and administrative expense of $0.2 million and Research and development expense of $0.1 million

(d)	Contribution to Allergan Foundation of $28.5 million

(e)	Amortization of acquired intangible assets

(f)	Restructuring charges

(g)	Reversal of interest expense related to resolution of uncertain tax positions

(h)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(i)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):
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Tax effect
Non-GAAP pre-tax adjustments of $81.5 million	$(27.8)
Resolution of uncertain tax positions	3.9
Change in valuation allowance	(17.2)
Taxes related to intercompany transfers of trade businesses and net assets	0.8
Change in estimated income taxes on 2005 dividend repatriation	(2.8)

$(43.1)

(j)	Transition/duplicate operating expenses, consisting of Cost of sales of $0.1 million; Selling, general and administrative expense of $0.9 million and Research and development expense of $0.5 million

(k)	Gain on sale of assets primarily used for AMO contract manufacturing ($5.8 million) and gain on sale of distribution business in India ($7.9 million)

(l)	Buy-out of license agreement with Johns Hopkins

(m)	Restructuring charge reversal

(n)	Interest income related to previously paid state income taxes and reversal of interest expense related to tax settlements

(o)	Gain on sale of third party equity investment

(p)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $18.5 million	$4.1
Additional benefit for state income taxes	(1.4)
Resolution of uncertain tax positions	(19.5)
Change in estimated income taxes on 2005 dividend repatriation	(6.2)

$(23.0)

(q)	Minority interest related to gain on sale of distribution business in India
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended September 29, 2006 and September 30, 2005. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)
(Continued)

	Nine months ended
in millions, except per share amounts	September 29, 2006				September 30, 2005
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$2,193.9	$—		$2,193.9	$1,724.3	$—		$1,724.3
Other revenues	40.3	—		40.3	11.9	—		11.9

	2,234.2	—		2,234.2	1,736.2	—		1,736.2

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	433.2	(48.6	)(a)(b)	384.6	294.3	(0.4	)(l)(m)	293.9
Selling, general and administrative	975.4	(48.8	)(a)(c)(d)	926.6	701.1	11.7	(l)(n)	712.8
Research and development	930.1	(580.0	)(a)(c)(e)	350.1	281.5	(4.0	)(l)(o)	277.5
Amortization of acquired intangible assets	54.8	(39.1	)(f)	15.7	12.3	—		12.3
Restructuring charges	17.1	(17.1	)(g)	—	37.6	(37.6	)(m)	—

Operating (loss) income	(176.4)	733.6		557.2	409.4	30.3		439.7

Non-operating income (expense)
Interest income	34.3	4.9	(h)	39.2	23.0	(2.2	)(p)(q)	20.8
Interest expense	(40.2)	(4.9	)(h)	(45.1)	(7.5)	(6.5	)(p)	(14.0)
Unrealized (loss) gain on derivative instruments, net	(1.0)	1.0	(i)	—	1.0	(1.0	)(i)	—
Gain on investments	0.3	—		0.3	0.8	(0.8	)(r)	—
Other, net	(7.1)	4.8	(j)	(2.3)	3.0	(3.5	)(q)	(0.5)

	(13.7)	5.8		(7.9)	20.3	(14.0)		6.3

(Loss) earnings before income taxes and minority interest	(190.1)	739.4		549.3	429.7	16.3		446.0

Provision for income taxes	74.0	84.5	(k)	158.5	163.2	(34.0	)(s)	129.2
Minority interest	0.1	—		0.1	2.7	(3.1	)(t)	(0.4)

Net (loss) earnings	$(264.2)	$654.9		$390.7	$263.8	$53.4		$317.2

Net (loss) earnings per share:
Basic	$(1.82)			$2.69	$2.02			$2.43

Diluted	$(1.82)			$2.64	$1.98			$2.38

Weighted average number of common shares outstanding:
Basic	145.3			145.3	130.8			130.8
Diluted	145.3			148.1	133.2			133.2

Selected ratios as a percentage of product net sales

Selling, general and administrative	44.5%			42.2%	40.7%			41.3%
Research and development	42.4%			16.0%	16.3%			16.1%

(a)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.7 million; Selling, general and administrative expense of $14.6 million and Research and development expense of $0.2 million

(b)	Inamed fair-market value inventory adjustment roll out of $47.9 million

(c)	Transition/duplicate operating expenses, consisting of Selling, general and administrative expense of $5.7 million and Research and development expense of $0.5 million

(d)	Contribution to Allergan Foundation of $28.5 million

(e)	In-process research and development charge of $579.3 million related to the acquisition of Inamed

(f)	Amortization of acquired intangible assets

(g)	Restructuring charges

(h)	Reversal of interest income on previously paid state income taxes and reversal of interest expense related to the resolution of uncertain tax positions

(i)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(j)	Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):
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Tax effect
Non-GAAP pre-tax adjustments of $739.4 million	$(53.6)
Resolution of uncertain tax positions and favorable recovery of previously paid state income taxes	(11.7)
Change in valuation allowance	(17.2)
Taxes related to intercompany transfers of trade businesses and net assets	0.8
Change in estimated income taxes on 2005 dividend repatriation	(2.8)

$(84.5)

(l)	Transition/duplicate operating expenses, consisting of Cost of Sales of $0.1 million; Selling, general and administrative expense of $2.0 million and Research and development expense of $1.0 million

(m)	Restructuring charge of $37.6 million and related inventory write-offs of $0.3 million

(n)	Gain on sale of assets primarily used for AMO contract manufacturing ($5.8 million) and gain on sale of distribution business in India ($7.9 million)

(o)	Buy-out of license agreement with Johns Hopkins

(p)	Interest income related to previously paid state income taxes and reversal of interest expense related to tax settlements

(q)	Termination of ISTA Vitrase collaboration agreement (including interest income of $0.1 million)

(r)	Gain on sale of third party equity investment

(s)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $16.3 million	$0.7
Additional benefit for state income taxes	(1.4)
Resolution of uncertain tax positions	(19.5)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	32.8
Additional repatriation of foreign earnings of $85.8 million above extraordinary dividends amount	21.4

$34.0

(t)	Minority interest related to gain on sale of distribution business in India
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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 29,	December 31,
in millions	2006	2005

Assets

Cash and equivalents	$1,061.6	$1,296.3
Trade receivables, net	394.0	246.1
Inventories	164.7	90.1
Other current assets	207.4	193.1

Total current assets	1,827.7	1,825.6

Property, plant and equipment, net	576.3	494.0
Intangible assets, net	1,067.8	139.8
Goodwill, net	1,802.3	9.0
Other noncurrent assets	274.2	382.1

Total assets	$5,548.3	$2,850.5

Liabilities and stockholders’ equity

Notes payable	$30.0	$169.6
Convertible notes, net of discount	—	520.0
Accounts payable	130.4	92.3
Accrued expenses and income taxes	361.9	262.1

Total current liabilities	522.3	1,044.0

Long-term debt	1,606.1	57.5
Other liabilities	395.1	182.1
Stockholders’ equity	3,024.8	1,566.9

Total liabilities and stockholders’ equity	$5,548.3	$2,850.5

DSO	45	38

DOH	90	90

Cash, net of debt	$(574.5)	$549.2

Debt-to-capital percentage	35.1%	32.3%
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13-13-13
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

	Three months ended		Nine months ended
	September 29,	September 30,	September 29,	September 30,
in millions, except per share amounts	2006	2005	2006	2005
Net earnings (loss), as reported	$106.4	$150.5	$(264.2)	$263.8

Non-GAAP pre-tax adjustments:
Restructuring charges (a)	8.6	(0.1)	17.1	37.9
Termination of Ista Vitrase collaboration agreement	—	—	—	(3.6)
Transition/duplicate operating expenses	0.3	1.5	6.2	3.1
Unrealized (gain) loss on derivative instruments	(0.2)	0.2	1.0	(1.0)
Buy-out of license agreement with Johns Hopkins	—	3.0	—	3.0
Gain on sale of distribution business in India	—	(7.9)	—	(7.9)
Gain on sale of assets primarily used for AMO contract manufacturing	—	(5.8)	—	(5.8)
Gain on sale of equity investment	—	(0.8)	—	(0.8)
Interest related to previously paid state income taxes and income tax settlements	(4.3)	(8.6)	—	(8.6)
Inamed integration and transition costs	5.1	—	15.5	—
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	—	4.8	—
Contribution to Allergan Foundation	28.5	—	28.5	—
In-process research and development charge	—	—	579.3	—
Inamed fair-value inventory adjustment rollout	23.9	—	47.9	—
Amortization of acquired intangible assets	19.6	—	39.1	—

	187.9	132.0	475.2	280.1

Tax effect for above items	(27.8)	4.1	(53.6)	0.7
Resolution of uncertain tax positions	3.9	(19.5)	(10.5)	(19.5)
Tax effect of dividend repatriation	(2.8)	(6.2)	(2.8)	54.2
State income tax recovery	—	(1.4)	(1.2)	(1.4)
Taxes related to intercompany transfers of trade businesses and net assets	0.8	—	0.8	—
Change in valuation allowance	(17.2)	—	(17.2)	—
Minority interest effect of sale of distribution business in India	—	3.1	—	3.1

Adjusted diluted earnings	$144.8	$112.1	$390.7	$317.2

Weighted average number of shares issued	150.9	131.0	145.3	130.8

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.6	2.1	1.7	1.5

Dilutive effect of assumed conversion of convertible notes outstanding	—	1.6	1.1	0.9

	152.5	134.7	148.1	133.2

Diluted earnings (loss) per share, as reported	$0.70	$1.12	$(1.82)	$1.98

Effect of additional dilutive shares (b)	—	—	0.04	—

Non-GAAP earnings per share adjustments:
Restructuring charges (a)	0.04	—	0.09	0.25
Termination of Ista Vitrase collaboration agreement	—	—	—	(0.02)
Transition/duplicate operating expenses	—	0.01	0.03	0.02
Unrealized (gain) loss on derivative instruments	—	0.01	0.01	—
Buy-out of license agreement with Johns Hopkins	—	0.02	—	0.02
Gain on sale of distribution business in India	—	(0.05)	—	(0.05)
Gain on sale of assets primarily used for AMO contract manufacturing	—	(0.04)	—	(0.04)
Gain on sale of equity investment	—	(0.01)	—	(0.01)
Interest related to previously paid state income taxes and income tax settlements	(0.02)	(0.04)	—	(0.04)
Inamed integration and transition costs	0.03	—	0.07	—
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	—	0.02	—
Contribution to Allergan Foundation	0.11	—	0.11	—
In-process research and development charge	—	—	3.91	—
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14-14-14

Inamed fair value inventory roll out	0.11		—	0.22		—
Amortization of acquired intangible assets	0.08		—	0.17		—

Resolution of uncertain tax positions	0.04		(0.15)	(0.06)		(0.15)
Tax effect of dividend repatriation	(0.02)		(0.05)	(0.02)		0.41
State income tax recovery	—		(0.01)	(0.01)		(0.01)
Change in valuation allowance	(0.12)		—	(0.12)		—
Minority interest effect of sale of distribution business in India	—		0.02	—		0.02

Adjusted diluted earnings per share	$0.95		$0.83	$2.64		$2.38

Year over year change		14.5%			10.9%

(a)	Including inventory write-offs of $0.3 million for the nine month period ending September 30, 2005.

(b)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.
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15-15-15
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
Product net sales, as reported	September 29,	September 30,	$ change in net sales			Percent change in net sales
in millions	2006	2005	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$403.4	$358.1	$45.3	$41.3	$4.0	12.7%	11.5%	1.2%
Botox/Neuromodulator	237.7	214.8	22.9	20.4	2.5	10.7%	9.5%	1.2%
Skin Care	34.3	33.0	1.3	1.2	0.1	3.9%	3.6%	0.3%

Subtotal Pharmaceuticals	675.4	605.9	69.5	62.9	6.6	11.5%	10.4%	1.1%

Other (primarily contract sales)	—	0.2	(0.2)	(0.2)	—	(100.0)%	(100.0)%	NA

Total Specialty Pharmaceuticals	675.4	606.1	69.3	62.7	6.6	11.4%	10.3%	1.1%

Breast Aesthetics	$54.1	$—	$54.1	$54.1	$—	NA	NA	NA
Health	47.1	—	47.1	47.1	—	NA	NA	NA
Fillers	15.1	—	15.1	15.1	—	NA	NA	NA

Total Medical Devices	116.3	—	116.3	116.3	—	NA	NA	NA

Product net sales, as reported	$791.7	$606.1	$185.6	$179.0	$6.6	30.6%	29.5%	1.1%

Alphagan P, Alphagan, and Combigan	$80.0	$75.1	$4.9	$4.0	$0.9	6.5%	5.3%	1.2%

Lumigan	86.4	72.8	13.6	12.4	1.2	18.7%	17.1%	1.6%

Other Glaucoma	3.4	4.7	(1.3)	(1.4)	0.1	(27.3)%	(29.8)%	2.5%

Restasis	69.3	54.0	15.3	15.3	—	28.1%	28.1%	NA

Domestic	68.1%	69.0%

International	31.9%	31.0%

	Nine months ended
	September 29,	September 30,	$ change in net sales			Percent change in net sales
in millions	2006	2005	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$1,144.5	$981.1	$163.4	$160.9	$2.5	16.7%	16.4%	0.3%
Botox/Neuromodulator	709.1	603.6	105.5	103.3	2.2	17.5%	17.1%	0.4%
Skin Care	95.7	93.2	2.5	2.4	0.1	2.7%	2.6%	0.1%

Subtotal Pharmaceuticals	1,949.3	1,677.9	271.4	266.6	4.8	16.2%	15.9%	0.3%

Other (primarily contract sales)	—	46.4	(46.4)	(46.4)	—	(100.0)%	(100.0)%	NA

Total Specialty Pharmaceuticals	1,949.3	1,724.3	225.0	220.2	4.8	13.0%	12.8%	0.2%

Breast Aesthetics	$118.7	$—	$118.7	$118.7	$—	NA	NA	NA
Health	92.9	—	92.9	92.9	—	NA	NA	NA
Fillers	33.0	—	33.0	33.0	—	NA	NA	NA

Total Medical Devices	244.6	—	244.6	244.6	—	NA	NA	NA

Product net sales, as reported	$2,193.9	$1,724.3	$469.6	$464.8	$4.8	27.2%	27.0%	0.2%

Alphagan P, Alphagan, and Combigan	$221.2	$206.1	$15.1	$14.8	$0.3	7.3%	7.2%	0.1%

Lumigan	241.0	196.3	44.7	44.4	0.3	22.8%	22.6%	0.2%

Other Glaucoma	12.0	13.7	(1.7)	(1.6)	(0.1)	(12.0)%	(12.3)%	0.3%

Restasis	201.0	137.6	63.4	63.3	0.1	46.0%	45.9%	0.1%

Domestic	67.6%	67.7%

International	32.4%	32.3%
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16-16-16
Adjusted total pharmaceutical product net sales

	Three months
	ended	Three months ended
	September 29,	September 30,	September 30,	September 30,
	2006	2005	2005	2005	Change in adjusted net sales
in millions	as reported	as reported	adjustments	as adjusted	$	%
			(a)
Eye Care Pharmaceuticals	$403.4	$358.1	$—	$358.1	$45.3	12.7%
Botox/Neuromodulator	237.7	214.8	(10.1)	204.7	33.0	16.1%
Skin Care	34.3	33.0	—	33.0	1.3	3.9%

Total pharmaceutical product net sales	$675.4	$605.9	$(10.1)	$595.8	$79.6	13.4%

	Nine months
	ended	Nine months ended
	September 29,	September 30,	September 30,	September 30,
	2006	2005	2005	2005	Change in adjusted net sales
in millions	as reported	as reported	adjustments	as adjusted	$	%
			(a)
Eye Care Pharmaceuticals	$1,144.5	$981.1	$—	$981.1	$163.4	16.7%
Botox/Neuromodulator	709.1	603.6	(27.4)	576.2	132.9	23.1%
Skin Care	95.7	93.2	—	93.2	2.5	2.7%

Total pharmaceutical product net sales	$1,949.3	$1,677.9	$(27.4)	$1,650.5	$298.8	18.1%

(a)	Adjustments to pharmaceutical product net sales consist of Botox net sales in Japan in 2005 of $10.1 and $27.4 million for the three and nine month periods ended September 30, 2005, respectively.
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
Allergan also reported sales performance using the non-GAAP financial measure of adjusted total pharmaceutical product net sales. Adjusted total pharmaceutical product net sales represents reported sales adjusted to exclude prior period net sales for Japan. Allergan shifted to a third party license and distribution business model for its operations in Japan in 2005 and accordingly has recorded no current period pharmaceutical product net sales for the Japan operations. Allergan uses adjusted total pharmaceutical product net sales to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted total pharmaceutical product net sales provides consistency in its financial reporting and facilitates the comparison of net sales of core business operations between its current, past and future periods. Adjusted total pharmaceutical product net sales is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted total pharmaceutical product net sales for evaluating management performance for compensation purposes.
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17-17-17
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings (Loss) Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Quarter 4, 2006
	Low	High
GAAP diluted earnings per share guidance (a)	$0.87	$0.83

Amortization of acquired intangible assets	0.09	0.09
Taxes related to intercompany transfers of trade businesses and net assets	0.01	0.05
Inamed integration and transition costs	0.02	0.05

Adjusted diluted earnings per share guidance	$0.99	$1.02

	Fiscal 2006
	Low	High
GAAP diluted loss per share guidance (a)	$(0.97)	$(0.99)

Effect of additional diluted shares (b)	0.04	0.04

In-process research and development charge	3.88	3.88
Purchase accounting adjustments related to inventory	0.23	0.23
Amortization of acquired intangible assets	0.28	0.28
Restructuring charge	0.08	0.08
Inamed integration and transition costs	0.10	0.12
Transition/duplicate operating expenses	0.03	0.03
Contribution to Allergan Foundation	0.14	0.14
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	0.02	0.02
Change in valuation allowance	(0.12)	(0.12)
Taxes related to intercompany transfers of trade businesses and net assets	0.02	0.05
Change in estimated taxes on repatriation	(0.02)	(0.02)
Income tax benefit from resolution of uncertain tax positions	(0.07)	(0.07)
State income tax recovery	(0.01)	(0.01)

Adjusted diluted earnings per share guidance	$3.63	$3.66

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments and restructuring charges and transition/duplicate operating expenses that may occur but that are not currently known or determinable.

(b)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.
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18-18-18
ALLERGAN, INC.
Supplemental Non-GAAP Information Regarding Amortization of Intangible Assets
Summary of amounts reclassified from prior reporting periods
(Unaudited)

	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended
Amortization of Intangible Assets	March 25,	June 24,	September 30,	December 31,	March 31,
(in millions)	2005	2005	2005	2005	2006

Cost of sales	$(1.2)	$(4.5)	$(4.3)	$(4.3)	$(4.3)
SG&A	(0.2)	—	(0.1)	(0.2)	(0.1)
Research and development	(0.7)	(0.6)	(0.7)	(0.7)	(0.7)
Amortization of intangible assets	2.1	5.1	5.1	5.2	5.1

Total	$—	$—	$—	$—	$—

Supplemental Information Regarding Botox® Net Sales in Japan
(Unaudited)

	Year ended
Japan Botox® Net Sales	December 31,	December 31,
(in millions)	2005	2004
Fiscal Quarter 1	$7.9	$6.4
Fiscal Quarter 2	9.4	8.3
Fiscal Quarter 3	10.1	8.3
Fiscal Quarter 4	11.4	9.5

Total Year	$38.8	$32.5

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